Press Release	Exhibit 99.1

[ParthusCeva Logo Appears Here]

PARTHUSCEVA ANNOUNCES RESULTS FOR THE THIRD QUARTER ENDED

SEPTEMBER 30, 2003

San Jose, CA – October 21, 2003 – ParthusCeva, Inc. (NASDAQ: PCVA and LSE: PCV), the leading licensor of Digital Signal Processor (DSP) cores and solutions to the semiconductor industry, today announced results for the third quarter ended September 30, 2003.

Total revenues for the third quarter increased to $9.3 million, compared with $9.1 million for the second quarter. Licensing revenues for the third quarter were $6.5 million, compared with $6.3 million for the second quarter. Royalty revenues in the third quarter were $1.2 million, compared with $854,000 for the second quarter. Gross margins in the third quarter were 85%, compared with 82% in the second quarter.

Including a restructuring charge of $1.4 million, net loss for the third quarter was $1.1 million, compared with net income of $32,000 for the second quarter. Excluding the restructuring charge, net income in the third quarter was $268,000. Net loss per share for the third quarter, including the restructuring charge, was $0.06, compared with net income per share of $0.002 for the second quarter.

Chet Silvestri, Chief Executive Officer of ParthusCeva, commented: “I am very pleased that ParthusCeva has maintained good revenue growth and operating performance in the quarter. We achieved strong growth in royalty revenues, which grew 37% quarter-on-quarter. In the fourth quarter we look forward to maintaining our business momentum and launching our next-generation DSP architecture, which we believe will deliver breakthrough levels of performance and scalability to our customers.”

In the third quarter, ParthusCeva signed five new license agreements covering a range of DSP and platform-IP technologies, and announced licensing agreements with semiconductor leaders including STMicroelectronics, Infineon, Renasas and Via Telecom, reflective of strong industry uptake of ParthusCeva’s DSP technology. The continued strong growth in royalty revenues reflects an increased number of ParthusCeva licensees successfully shipping solutions powered by ParthusCeva technology, predominantly in the wireless sector.

Cash and cash equivalents at the end of the third quarter were $63.5 million.

Presentation of Non-GAAP Information

Management believes that it is useful to present net loss and expenses figures above, excluding the restructuring charge, because management believes that the figures provide a better picture of the company’s historical operating results and a more useful point of comparison for its future performance.

~ End ~

Contacts:

ParthusCeva Inc.	FD International

Barry Nolan & Christine Russell	James Melville-Ross/Ben Way(UK)

+353 1 4025700. +1 408 514 2924	+44 20 7831 3113

ParthusCeva, Inc.

Headquartered in San Jose, ParthusCeva (NASDAQ: PCVA and LSE: PCV) is the leading licensor of DSP cores and solutions to the semiconductor industry. ParthusCeva’s products are used in over 50 million devices each year. For more information, visit us at http://www.parthusceva.com.

Earnings Call

The management of ParthusCeva will hold a conference call for investors and analysts at 8:00 am EST, 13:00 BST and 14:00 CET on Wednesday, October 22, 2003.

The conference call will be available via the following dial-in numbers:

•	US Participants’ Telephone: +1-866-629-0054 (password: ParthusCeva)

•	UK/European Participants’ Telephone: +44-1452-569-340 (Password: ParthusCeva)

If you cannot join the call, you can listen to a recording, which will be available approximately one hour after the call for five working days at the following dial-in numbers:

•	US Participants’ Telephone: +1-706-645-9291 (Access code: 3129190#)

•	UK/European Participants’ Telephone: +44-1452-55-00-00 (Access code: 3129190#)

The call can also be accessed via ParthusCeva’s website at www.parthusceva.com. Follow the directions on the main page to link to the audio. Please go to the website at least 15 minutes prior to the call to register, and to download and install any necessary audio software. The webcast will be archived for 30 days.

ParthusCeva Safe Harbor Statement

Various statements in this press release concerning ParthusCeva’s future expectations, plans and prospects are “forward-looking statements”, which are subject to certain risks and uncertainties that could cause actual results to differ materially from those stated. Any statements that are not statements of historical fact (including, without limitation, statements to the effect that the company or its management “believes”, “expects”, “anticipates”, “plans” and similar expressions) should be considered forward-looking statements. These statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described, including the following:

•	the industries in which we license our technology are experiencing a challenging period of slow growth that has negatively impacted and could continue to negatively impact our business and operating results;

•	the markets in which we operate are highly competitive, and as a result we could experience a loss of sales, lower prices and lower revenue;

•	our operating results fluctuate from quarter to quarter due to a variety of factors including our lengthy sales cycle, and are not a meaningful indicator for future performance

•	we rely significantly on revenue derived from a limited number of licensees; and

•	other risks discussed in “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Factors that Could Affect Our Operating Results,” in our quarterly report on Form 10-Q for the second quarter of 2003, filed with the U.S. Securities and Exchange Commission on August 12, 2003.

PARTHUSCEVA, INC. AND ITS SUBSIDIARIES

INTERIM CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

U.S. dollars in thousands, except share and per share data

	Quarter ended		Nine months ended		Quarter ended
	September 30, Unaudited		September 30, Unaudited		June 30, Unaudited
	2003	2002	2003	2002	2003
Revenues:
Licensing and royalties	$7,651	$3,921	$21,802	$10,916	$7,170
Other revenue	1,651	931	5,430	2,618	1,917

Total revenues	9,302	4,852	27,232	13,534	9,087

Cost of revenues	1,415	322	4,654	938	1,601

Gross profit	7,887	4,530	22,578	12,596	7,486

Operating expenses:
Research and development, net	4,490	1,408	12,591	4,624	4,052
Sales and marketing	1,436	734	4,258	2,227	1,449
General and administrative	1,455	1,013	4,418	2,368	1,485
Amortization of intangible assets	288	—	856	—	284
Restructuring charge	1,402	—	2,782	—	—

Total operating expenses	9,071	3,155	24,905	9,219	7,270

Operating income (loss)	(1,184)	1,375	(2,327)	3,377	216
Financial income, net	160	25	605	75	205
Currency translation differences	(10)	—	(598)	—	(389)

Income (loss) before taxes on income	(1,034)	1,400	(2,320)	3,452	32
Taxes on income	100	419	100	961	—

Net income (loss)	(1,134)	981	(2,420)	2,491	32

Basic and diluted earnings (loss) per share	$(0.063)	$0.109	$(0.134)	$0.276	$0.002

Weighted average number of shares of Common Stock used in computation of earnings (loss) per share (in thousands):
Basic	18,108	9,041	18,085	9,041	18,079
Diluted	18,108	9,041	18,085	9,041	18,149

PARTHUSCEVA, INC. AND ITS SUBSIDIARIES

INTERIM CONDENSED CONSOLIDATED BALANCE SHEETS

U.S. dollars in thousands, except share and per share data

	September 30, 2003	December 31, 2002[1]	June 30, 2003
	Unaudited		Unaudited
ASSETS
Current assets:
Cash and cash equivalents	$63,515	$73,810	$65,294
Trade receivables, net	7,894	6,471	9,374
Other accounts receivable and prepaid expenses	1,956	1,748	1,814
Inventories, net	220	168	236

Total current assets	73,585	82,197	76,718

Long-term investments:
Severance pay fund	1,418	1,152	1,471
Investment in other company	1,350	1,350	1,350

	2,768	2,502	2,821

Property and equipment, net	6,356	6,593	7,153
Goodwill	38,398	38,398	38,398
Other intangible assets, net	4,863	5,492	4,924

Total assets	$125,970	$135,182	$130,014

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade payables	$3,223	$2,491	$4,138
Accrued expenses and other payables	11,260	18,982	12,714
Taxes payable	1,030	1,291	1,093
Deferred revenues	984	1,115	1,719

Total current liabilities	16,497	23,879	19,664

Accrued severance pay	1,427	1,231	1,480

Stockholders’ equity:
Common Stock:	18	18	18
Additional paid in capital	134,445	134,051	134,135
Accumulated deficit	(26,417)	(23,997)	(25,283)

Total stockholders’ equity	108,046	110,072	108,870

Total liabilities and stockholders’ equity	$125,970	$135,182	$130,014

[1]	The December 31, 2002 balance sheet information has been derived from the December 31, 2002 audited consolidated financial statements of the Company.